Exhibit 10.46

EVOLUTION METALS & TECHNOLOGIES CORP.
2025 Equity INCENTIVE PLAN
Restricted Stock Unit AWARD AGREEMENT

You (the “Participant”) have been granted an award of Restricted Stock Units (the “RSUs”) under the Evolution Metals & Technologies Corp. 2025 Equity Incentive Plan, as may be amended, modified or restated from time to time (the “Plan”), subject to the terms and conditions of this Restricted Stock Unit Award Agreement (this “Agreement”) and the Plan. Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement. If there is a conflict between this Agreement and the Plan, the Plan provisions shall control.

1. Award Details.

Participant’s Name	[●]

Participant’s Address	[●]

Participant’s Email Address	[●]

Date of Grant	[●]

Vesting Commencement Date	[●]

Total Number of RSUs	[●]

Vesting Schedule	Except as provided below, subject to the Participant’s continued employment or service with the Company or a Subsidiary of the Company and other limitations set forth in the Plan and this Agreement, the RSU shall become vested in accordance with the following schedule (the “Vesting Schedule”):

Years from Vesting Commencement Date	Percentage of RSU Vested and Unrestricted
Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%

If the Vesting Schedule would result in a fractional RSU vesting, the number of RSUs that vest will be rounded down to the nearest whole RSU and such fractional RSU shall remain unvested until one RSU can vest and such whole RSU shall vest on the next applicable vesting date (if any).

If a Change in Control occurs prior to the final vesting date or forfeiture of the RSUs, and if, for any reason, the successor corporation does not assume or substitute for the outstanding and unvested portion of the RSUs in the manner described in Section 4.05(c)(iii) of the Plan, such portion of the RSUs will be treated in accordance with Section 4.05(c)(ii) of the Plan. If a Change in Control occurs prior to the final vesting date or forfeiture of the RSUs, and the Committee exercises its discretion pursuant to Section 4.05(c)(i) of the Plan to permit the surviving corporation to assume or substitute the unvested portion of the RSUs, and within the 18-month period following the Change in Control the successor corporation terminates the Participant’s employment or service for any reason other than Cause, all outstanding and unvested RSUs will vest as of the date of the Participant’s termination.

2. Grant of RSUs. The Company has granted to the Participant an Award covering the Total Number of RSUs, subject to the Plan and this Agreement. Without limiting Section 5 hereof, the terms of the RSUs shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.

3. Issuance of Shares.

(a) General. Except as otherwise provided in Section 3(b), the Company shall issue to the Participant a number of Shares equal to the aggregate number of then-vested RSUs, as soon as practicable following the applicable vesting date; provided that such Shares shall be delivered no later than March 15th of the year following the calendar year in wih the vesting date occurs.

(b) Change in Control. Any Shares underlying RSUs that vest and become unrestricted as a result of (i) a Change in Control, or (ii) the surviving corporation terminating the Participant’s employment or service without Cause during the 18-month period following the Change in Control, in each case as provided in Section 1, shall be delivered as soon as practicable following the Change in Control or Participant’s termination of employment or service, as applicable; provided that such Shares shall be delivered no later than March 15th of the year following the calendar year in which such Change in Control or termination of employment or service, as applicable, occurs.

(c) Term of RSUs. The RSUs shall vest and become unrestricted only if the Participant is actively employed by, or continues to provide services to, the Company or any Subsidiary of the Company on the applicable vesting date. Except as provided above, upon the Participant’s termination of employment or service with the Company and its Subsidiaries, all RSUs that are not vested as of such date shall be forfeited and cancelled for no consideration and the RSUs shall be of no further force or effect. The Participant agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify the Participant prior to the expiration of the RSUs. This Section 3(c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

4. Dividend Equivalents; Voting and Other Rights. The Participant shall have no rights of ownership in the Shares underlying the RSUs, including no right to dividends (or dividend equivalents), and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 3 above.

5. Restrictions on Transfer of RSUs. Subject to Section 4.04 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Shares underlying such RSUs will be transferable prior to payment to the Participant pursuant to Section 3 hereof other than by will or pursuant to the laws of descent and distribution.

6. Taxes. The Participant may incur tax liability as a result of the settlement of the RSUs or disposition of Shares issued in respect of the RSUs. The Participant should consult a tax adviser. The Award evidenced by this Agreement is subject to applicable tax withholding in accordance with Section 4.06 of the Plan. Notwithstanding any other provision of this Agreement, the Company will not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant will be responsible for any taxes imposed on the Participant with respect to any such payment.

7. Stop-Transfer Notices. To ensure compliance with the restrictions on transfer set forth in this Agreement and the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Adjustments. The number of Shares issuable for each RSU and the other terms and conditions of the Award evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 4.05(a) of the Plan.

10. Certain Definitions. For purposes of this Agreement, “Cause” means:

(a) a violation of any material written rule or policy of the Company;

(b) any use or misappropriation by the Participant of the funds, assets or property of the Company or its Subsidiaries or affiliates for any personal or other improper purpose;

(c) misconduct by the Participant which, in the reasonable good faith judgment of the Board, could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or its Subsidiaries or affiliates;

(d) the Participant’s indictment for a felony or a crime involving moral turpitude;

(e) the Participant’s gross negligence in the performance of the Participant’s duties and responsibilities to the Company;

(f) a material breach by the Participant of a material agreement with the Company which has not been cured within 10 days of written notice thereof from the Board to the Participant of the specific nature of such breach notice; or

(g) the Participant’s material failure to perform the Participant’s duties and responsibilities to the Company or to substantially perform the lawful instructions of the person(s) to whom the Participant reports (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), in either case, after written notice from the Board to the Participant of the specific nature of such material failure and the Participant’s failure to cure such material failure within 10 days following receipt of such notice.

11. Lock-Up Agreement.

(a) Lock-up Restriction. The Participant agrees not to, without the prior written consent of the Company, Transfer (as defined below) any Shares issuable upon vesting of any RSU until the third (3rd) anniversary of the effective date of the Company’s registration statement (Registration No. 333-283119) on Form S-4 (the “Lock-Up Period”).

(b) Exceptions to Lock-up Restriction. The restrictions set out in Section 11(a) above shall not apply to:

(i) Transfers by virtue of laws of descent and distribution upon death of the Participant;

(ii) Transfers pursuant to a qualified domestic relations order or divorce settlement; or

(iii) Transfers (including forfeitures) to the Company to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements;

provided, however, that in the case of clauses (i) and (ii), these permitted transferees must enter into a written agreement, in the form satisfactory to the Company, agreeing to be bound by these Transfer restrictions.

For purposes of this Section 11, the term “Transfer” shall mean (i) any sale, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establishment of a put equivalent position or liquidation of a call equivalent position, with respect to any Shares issuable upon vesting of any RSU or (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares issuable upon vesting of any RSU.

12. Entire Agreement. The terms of the Plan are incorporated into this Agreement and, together with this Agreement and any documents applicable to the Participant, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Nothing in the Plan or this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any Persons other than the Company and the Participant. If any provision of the Plan or this Agreement is determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Plan or this Agreement shall be submitted by the Participant or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding.

14. Notices. The Participant agrees to accept by email all documents relating to the Plan, the RSUs and any Shares issuable pursuant to the RSUs and all other documents that the Company is required to deliver to its stockholders. The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. The Participant may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with the Participant’s ability to access the documents.

15. Unfunded and Unsecured General Creditor. The Participant, as a holder of RSUs and rights under this Agreement has no rights other than those of a general creditor of the Company. The RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Agreement and the Plan.

16. No Right to Future Awards or Employment. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.

17. Relation to Plan. The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Administrator acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

18. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

19. Section 409A of the Code. It is intended that this Agreement and the Plan comply with or be exempt from the provisions of Code Section 409A. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Code Section 409A (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). For the avoidance of doubt, the payment of Shares in settlement of RSUs granted pursuant to this Agreement shall in all events be made within the short-term deferral period for purposes of Code Section 409A.

20. Confidentiality.

(a) The Participant understands and agrees that any financial statements, information about the risks associated with investment in the Shares, or other similar statements or information provided by the Company to the Participant are confidential and shall not be disclosed by the Participant, to any Person, for any reason, at any time, without the prior written consent of the Company, unless required by applicable laws. If disclosure of such statements or information is required by applicable laws, whether through subpoena, request for production, deposition, or otherwise, the Participant promptly shall provide written notice to the Company, including copies of the subpoena, request for production, deposition, or otherwise, within five business days of their receipt by the Participant and prior to any disclosure so as to provide the Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, the Participant may disclose the terms of such statements or information to the Participant’s spouse or domestic partner, and for legitimate business reasons, to the Participant’s legal, financial, and tax advisers.

(b) Notwithstanding any other provisions of this Agreement to the contrary, pursuant to the Defend Trade Secrets Act, 18 U.S.C. §1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

(c) Notwithstanding anything in this Agreement to the contrary (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates (collectively, the “Arrangements”)): (i) nothing in the Arrangements or otherwise limits the Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (ii) nothing in the Arrangements or otherwise prohibits or is intended to restrict or impede the Participant from discussing the terms and conditions of their employment with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act, or prevents the Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification the Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information (including documents) appropriately protected by privilege.

21. Personal Data Authorization. The Participant understands and acknowledges that the Company and any Parent or Subsidiary hold certain personal information regarding the Participant for the purpose of managing and administering the Plan, including the Participant’s name, home address, telephone number, date of birth, social security number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”). The Participant further understands and acknowledges that the Company and any Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan and that the Company and any Parent or Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Participant understands and acknowledges that the recipients of Data may be located in the United States or elsewhere.

22. Choice of Law; Venue. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction The Company and the Participant agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the [VENUE] (or should such court lack jurisdiction to hear such action, suit or proceeding, in a [STATE] state court in the County of [COUNTY]) and that the parties shall submit to the jurisdiction of such court. The Company and the Participant irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement and agree that the RSUs are to be governed by the terms and conditions of this Agreement and the Plan.

EVOLUTION METALS & TECHNOLOGIES CORP.

By:
Name:
Title:

By the Participant’s acceptance of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, the Participant acknowledges receipt of a copy of the Plan and this Agreement and familiarity with the terms and conditions of the RSUs, and accepts the RSUs subject to all of such terms and conditions. The Participant has reviewed the Plan and this Agreement in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

PARTICIPANT

By:
Name: